Dror Ortho-Design, Inc. 8-K

Exhibit 99.1

DROR ORTHO-DESIGN LTD.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

DROR ORTHO-DESIGN LTD

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Dror Ortho-design Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dror Ortho-design Ltd. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “Financial Statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and is dependent upon external sources for financing its operations. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 1and 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

We have served as the Company’s auditor since 2021.

By: /s/ Barzily and Co.

BARZILY AND CO., CPA’s

Jerusalem, Israel, 2023

July 2, 2023, except for Notes 1, 2 and 9 as to which the date is August 9, 2023

DROR ORTHO-DESIGN LTD

BALANCE SHEETS

		December 31,	December 31,
	Note	2022	2021
ASSETS
Current Assets
Cash		$1,039,059	$2,556,237
Prepaid and other current assets	3	101,353	29,619
Total Current Assets		1,140,412	2,585,856

Noncurrent Assets
Property and equipment, net	4	2,998	3,668

TOTAL ASSETS		$1,143,410	$2,589,524

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable		30,792	10,024
Accrued expenses	5	276,126	72,365
Founders claim accrual	7	240,000	—
		546,918	82,389

Non-current Liabilities
Accrued severance	6	416	7,468
Founders claim accrual	7	—	240,000
		416	247,468

TOTAL LIABILITIES		$547,334	$329,857

Commitments and Contingencies	8
		—	—
Stockholders’ Equity
Series A-1 Preferred Shares NIS 0.01 par value, 75,000 authorized, 52,632 issued and outstanding at December 31, 2022 and 2021		141	141
Series A-2 Preferred Shares NIS 0.01 par value, 25,000 authorized, 14,921 issued and outstanding at December 31, 2022 and 2021		39	39
Series A-3 Preferred Shares NIS 0.01 par value, 25,000 authorized, 20,435 issued and outstanding at December 31, 2022 and 2021		52	52
Series A-4 Preferred Shares NIS 0.01 par value, 298,679 authorized, 35,072 issued and outstanding at December 31, 2022 and 2021		100	100
Series A-5 Preferred Shares NIS 0.01 par value, 150,000 authorized, 77,873 issued and outstanding at December 31, 2022 and 2021		246	246
Ordinary Shares NIS 0.01 par value, 1,476,321 authorized, 124,156 issued and outstanding at December 31, 2022 and 2021		294	294
Additional paid-in capital		10,758,026	10,738,118
Accumulated deficit		(10,162,822)	(8,479,323)
TOTAL STOCKHOLDERS’ EQUITY		596,076	2,259,667

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$1,143,410	$2,589,524

August ___, 2023
Date of approval of the financial statements	Mr. Eliyahu Haddad, CEO,

DROR ORTHO-DESIGN LTD

STATEMENTS OF OPERATIONS

		Year ended December 31,
		2022	2021
	Note	Restated	Restated
Operating Expenses
Research and development expenses	10	723,227	350,930
General and administrative expenses	11	962,014	401,901
Total Operating Expenses		1,685,241	752,831

Operating Loss		(1,685,241)	(752,831)

Other Income/(Expense), net
Change in estimate of Founders claim accrual	7	—	391,886
Finance income/expense	12	1,742	(72,678)
Total Other Income/(Expense), net		1,742	319,208

Net Loss		$(1,683,499)	$(433,623)

Preferred share dividends		(720,435)	(49,143)
Net loss attributable to Common shareholders		2,403,934	482,766

Per-share data
Basic and diluted net loss per share		$(19.36)	$(4.31)

Weighted average number of common shares outstanding basic and diluted		124,156	112,102

The accompany notes are an integral part of these financial statements

DROR ORTHO-DESIGN LTD

STATEMENTs OF CHANGES IN STOCKHOLDERS’ EQUITY

	Share Capital				Additional		Total
	Preferred Shares	Amount	Ordinary Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholders’ Equity
Balance as of January 1, 2021	119,548	$321	111,177	$253	$7,407,497	$(8,045,700)	$(637,629)
Share-based compensation	—	—	—	—	1,414	—	1,414
Ordinary shares issued for services	—	—	3,708	12	10,073	—	10,085
Exercise of A-4 preferred warrants	3,512	11	—	—	235,644	—	235,655
Issuance of A-5 Preferred shares, Ordinary shares and warrants	77,873	246	9,271	29	3,083,490	—	3,083,765
Net loss	—	—	—	—	—	(433,623)	(433,623)
Balance as of December 31, 2021	200,933	$578	124,156	$294	$10,738,118	$(8,479,323)	$2,259,667
Share-based compensation	—		—		19,908		19,908
Net loss	—	—	—	—	—	(1,683,499)	(1,683,499)
Balance as of December 31, 2022	200,933	$578	124,156	$294	$10,758,026	$(10,162,822)	$596,076

The accompany notes are an integral part of these financial statements

DROR ORTHO-DESIGN LTD

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,683,499)	$(433,623)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	670	528
Change in estimate of Founders claim accrual	—	(391,886)
Share-based compensation	19,908	1,414
Changes in operating assets and liabilities:
Prepaid and other current assets	(71,734)	(19,534)
Accounts payable	20,768	8,844
Accrued expenses	203,761	29,232
Accrued severance	$(7,052)	$—

NET CASH USED IN OPERATING ACTIVITIES	(1,517,178)	(805,025)

CASH FLOWS FROM FINANCING ACTIVITIES
Exercise of A-4 preferred warrants	—	235,655
Proceeds from issuance of A-5 Preferred shares, Ordinary shares and warrants and converted loans	—	3,083,765
NET CASH PROVIDED BY FINANCING ACTIVITIES	—	3,319,420

NET CHANGE IN CASH	(1,517,178)	2,514,395

CASH - BEGINNING OF YEAR	2,556,237	41,842

CASH - END OF YEAR	1,039,059	2,556,237

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	—	—
Cash paid for income tax	—	—

Non-cash investing and financing activities:
Ordinary shares issued for services	—	10,085

The accompany notes are an integral part of these financial statements

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization and Basis of Presentation

Organization

Dror Ortho Design Ltd (“Dror” or the “Company”), was incorporated in May 2004 in the State of Israel. The Company began operations in December 2006. From commencement of operations through 2017, the Company was working on the development of their first product and had limited revenues. From 2018 and onwards, the Company has begun development of a new product, and has not yet reached the sales stage for that product. The Company’s activities include the development of orthodontic devices.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Restatement of Statements of Operations

After the initial issuance of the financial statements, management determined that the basic and diluted net loss per share for both of the years ended December 31, 2022 and 2021 did not include cumulative undeclared dividends on the preferred shares. The Statements of Operations has been revised to reflect the preferred shares rights. The prior calculation of basic and diluted net loss per share as for years ended December 31, 2022 and 2021, were 13.56 and 3.87, respectively. In the management opinion this adjustment has no material effect on shareholders.

Functional Currency

The Company accounts for foreign currency transactions pursuant to ASC 830, “Foreign Currency Matters”. The functional currency of the Company is the United States Dollars (“US$”) as the U.S. dollar is the currency of the primary economic environment in which the Company operates. The accompanying financial statements have been expressed in US$. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations. The exchange rate of the US Dollar to the Israeli Shekel was 3.519 and 3.110 as of December 31, 2022 and 2021, respectively.

Going Concern and Management’s Plans

The financial statements are presented on a going concern basis. The Company has not yet generated any material revenues, has suffered recurring losses from operations and is dependent upon external sources for financing its operations. As of December 31, 2022, the Company had net working capital of $593,494, stockholders’ equity of $596,076 and accumulated deficit of $10,162,822. There is no assurance that profitable operations, if achieved, could be sustained on a continuing basis. Further, the Company’s future operations are dependent on the success of the Company’s efforts to raise additional capital, its research and commercialization efforts, regulatory approvals, and ultimately the market acceptance of the Company’s products. There is no assurance that the Company will be successful in raising these funds. These financial statements do not include adjustments that may result from the outcome of these uncertainties. See Note 14 in regard to Management’s plans to these matters, including about the funding of USD 5-6 million by investors via a reverse merger transaction.

Note 2 – Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less when acquired to be cash equivalents. As of both December 31, 2022 and 2021, the Company had no cash equivalents.

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

The Company’s cash is held with financial institutions in the United States and Israel. Account balances held in the Unites States may, at times, exceed the Federal Deposit Insurance Corporation (FDIC) insurance limit. As of December 31, 2022 and 2021, the Company had $643,658 and $1,622,730, respectively, in excess of the FDIC insurance limit. In Israel, commercial banks do not have government-sponsored deposit insurance. As of December 31, 2022 and 2021, the Company had $144,399 and $683,507, respectively, in Israeli financial institutions. The Company has not experienced any losses in such accounts with these financial institutions.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight–line method on the various asset classes, which currently consists of office equipment over their estimated useful lives of seven years when placed in service. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Research and Development

The Company expenses all research and development costs as they are incurred. Research and development includes expenditures in connection with in-house research and development salaries and staff costs, consulting fees, as well as proprietary products and technology.

Share–based compensation

The Company applies ASC 718-10, “Share- Based Payment,” which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including employee stock options under the Company’s stock plans and equity awards issued to non-employees based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of equity-based option awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense on a straight-line basis over the requisite service periods in the Company’s statement of operations.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Since the Company is a private entity with no historical data regarding its volatility of its common stock, the expected volatility used is based on volatility of similar publicly listed companies in comparable industries. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards require the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment.

Income Taxes

The Company accounts for income taxes using the asset-and-liability method in accordance with ASC Topic 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rate is recognized in the period that includes the enactment date. A valuation allowance is recorded if it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized in future periods.

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

The Company follows the guidance in ASC Topic 740-10 in assessing uncertain tax positions. The standard applies to all tax positions and clarifies the recognition of tax benefits in the financial statements by providing for a two-step approach of recognition and measurement. The first step involves assessing whether the tax position is more-likely-than-not to be sustained upon examination based upon its technical merits. The second step involves measurement of the amount to be recognized. Tax positions that meet the more-likely-than-not threshold are measured at the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate finalization with the taxing authority. The Company recognizes the impact of an uncertain income tax position in the financial statements if it believes that the position is more likely than not to be sustained by the relevant taxing authority. The Company will recognize interest and penalties related to tax positions in income tax expense. As of both December 31, 2022 and 2021, there were no unrecognized uncertain income tax positions.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates or assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could vary from those estimates. Management utilizes various other estimates, including but not limited to determining the ability to continue as a going concern estimated lives of long-lived assets, the valuation of stock compensation, the valuation allowance for deferred tax assets and other contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

Basic and Diluted Net Loss per Ordinary Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic loss per ordinary share is computed by dividing the loss for the period applicable to ordinary shareholders, by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options, warrants and convertible debt instruments. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. As a result, the basic and diluted per share amounts for all periods presented are identical.

For the years ended December 31, 2022 and 2021, the Company incurred net losses which cannot be diluted; therefore, basic and diluted loss per common share is the same. As of December 31, 2022 and 2021, shares issuable which could potentially dilute future earnings were as follows:

	December 31,
	2022	2021

Preferred Shares	200,933	200,933
Ordinary Warrants	5,700	5,700
Preferred Warrants	133,206	133,206
Stock Options	44,365	47,499
Shares excluded from the calculation of diluted loss per share	384,204	387,338

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

Fair value of financial instruments

Cash, prepaid expenses and other current assets, accounts payable and accrued liabilities are carried at, or approximate, fair value because of their short-term nature.

Recent Accounting Pronouncements

Guidance issued by the FASB during the current year is not expected to have a material effect on the company’s financial statements. A variety of proposed or otherwise potential accounting standards are currently under consideration by standard setting organizations and regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, management has not yet determined the effect if any that the implementation of such proposed standards would have on the company’s financial statements.

Note 3 – Prepaid expenses and other current assets:

	December 31,
	2022	2021

VAT receivable	$101,353	20,234
Prepaid consulting services	—	9,385
	$101,353	29,619

Note 4 – Property and Equipment:

	December 31,
	2022	2021

Equipment and furniture	$9,567	9,567
Less accumulated depreciation	(6,569)	(5,899)
Property and Equipment, net	$2,998	3,668

Depreciation expense was $670 and $528 for the years ended December 31, 2022 and 2021, respectively.

Note 5 – Accrued expenses:

	December 31,
	2022	2021

Salary and related expenses	$169,297	70,763
Accrued audit fees	44,613	—
Accrued consulting fees	52,811	—
Tax accrual for disallowed expenses from prior years	9,405	—
Credit cards	—	1,602
	$276,126	72,365

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

Note 6 – Accrued severance:

Under Israeli law, companies are required to make severance payments to terminated Israeli employees. The severance reserve is calculated based on the employee’s last salary and period of employment. A portion of the severance pay and pension obligation is covered by payment of monthly premiums to insurance companies/ policies under approved plans and to pension funds. The deposits presented in the balance sheet include profits accumulated to the balance sheet date. The amounts funded as above are not reflected in the balance sheet since they are not under the control and management of the Company.

A portion of employee severance payments are subject to the terms of section 14 of the Severance Pay Law, 1963, according to which the Company’s current deposits in pension funds and/or in policies in insurance companies exempt it from any additional undertaking towards employees, for which the aforementioned amounts were deposited.

Note 7 – Founders claim accrual:

The Company has recorded a provision in respect of a claim made against the Company by its founders. The claim related to amounts claimed as a repayment of loan balances and other amounts including salary and benefit related balances. In January 2023, the Company signed an agreement with the founders, settling all-outstanding claims at $240,000 which included amounts representing the repayment of a loan, reimbursement of expenses and an amount for pain and suffering. In addition, the agreement stipulated the transfer back of all shares (90,000 ordinary shares with par value of NIS 0.01), held by the founders to the Company. The settlement was paid in the first quarter of 2023.

Note 8 – Commitments and Contingencies:

The Company partially financed their research and development expenditures under grant programs sponsored by the Israel Innovation Authority (“IIA”) of the Ministry of Economy and Industry (formerly the Office of Chief Scientist) for the support of research and development activities conducted in Israel. At the time the grants were received from the IIA, successful development of the related projects was not assured. In exchange for participation in the programs by the IIA, the Company agreed to pay 3% of total sales of products developed within the framework of these programs. The royalties will be paid up to a maximum amount equaling 100% of the grants provided by the IIA, linked to the dollar, bearing annual interest at a rate based on LIBOR. When the LIBOR is no longer used, this rate is expected to be adjusted to an equivalate one not yet determined by the IIA. The obligation to pay these royalties is contingent on actual sales of the products, and in the absence of such sales payment of royalties is not required. In some cases, the Government of Israel’s participation (through the IIA) is subject to export sales or other conditions. The maximum amount of royalties is increased in the event of production outside of Israel. The current contingent royalty obligation as of December 31, 2022 and 2021 is approximately $1.08 and $1.03 million, respectively.

Note 9 – Stockholders’ Equity

Share Capital

Share Capital at December 31, 2022 and 2021 consists of the following all with par value of NIS 0.01:

Class	Authorized	Issued and outstanding	USD value
Ordinary	1,476,321	124,156	$294
Series A-1	75,000	52,632	141
Series A-2	25,000	14,921	39
Series A-3	25,000	20,435	52
Series A-4	298,679	35,072	100
Series A-5	150,000	77,873	246
Total	2,050,000	325,089	$872

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

Issuances

During 2021, an investor exercised 3,512 warrants to purchase Preferred A-4 shares at $67.10 per share for total consideration of $235,655.

In December 2021, the Company completed a round of financing which included $3 million from new investors and the conversion of a $150 thousand loan that was signed in 2020 for a total of 77,783 Preferred A-5 shares, at an original issue price of $40.45 per share. As part of the A-5 round of financing the Company issued 9,271 Ordinary shares to an investor in respect of the waiver of certain terms from a prior investment agreement. In addition, the Company signed a twelve-month consulting agreement with an investor with compensation of 3,708 Ordinary shares and 5,098 warrants to purchase Preferred A-4 shares assigned from other investors.

Ordinary Shares

Ordinary Shares rights in the Company including, without limitation, the right to receive notices of Shareholders’ meetings, to attend and vote at Shareholders’ meetings, to participate in distribution of dividends and to participate in distribution of surplus assets and funds in liquidation of the Company, but excluding and subject to the special rights which are expressly attached only to the Preferred Shares.

Preferred Shares

The Preferred Shares confer on their holders all rights attached to the Ordinary Shares in the Company, and in addition bear the rights and restrictions below.

Each Preferred Share shall be convertible, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary Shares, initially on a one-to-one basis, and as such conversion ratio may be adjusted in accordance with the provisions of the Articles of Association. In addition, each of the Preferred Shares shall automatically be converted into fully paid and non-assessable Ordinary Shares, in the event of (a) a qualified IPO; or (b) both the holders of at least 66% of the issued Preferred A-5 Shares and the holders of at least 66% of the issued Preferred Shares, voting as a single class.

If the Company issues any new equity securities for a consideration per share that is less than the original issue price of the Preferred A-5 Shares, the original issue price of the Preferred A-5 Shares shall be adjusted on a full ratchet basis through the issuance of additional Preferred A-5 Shares to the Preferred A-5 Shareholders.

In the event of any liquidation, prior and in preference to any distribution of any of the Company’s assets to holders of other Securities, the holders of Preferred Shares shall be entitled to receive, pro-rata, in preference to all other shareholders, an amount per Preferred Share then held by them equal to the applicable Original Issue Price as defined in the share purchase agreements.

Prior to and in preference to the distribution of any distributable proceeds to the holders of any class or series of shares of the Company, each of the holders of Preferred Shares shall be entitled to receive for each Preferred Share held by it, an amount equal to 6% of the applicable original issue price per annum, compounded and calculated from December 6, 2021, until the date of distribution of such distributable proceeds, less any amount actually paid to such holder as a dividend preference, prior to such distribution and thereafter according to the all Shareholders pro rata to their shareholdings in the Company, (” Preferred dividend preference”).

As of December 31, 2022 and 2021, no dividends have been declared. Accrued preferred dividend preferences total $ 769,582 and $ 49,143 at December 31, 2022 and 2021, respectively.

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

Equity Incentive Plan

The Company’s board of directors adopted and approved the 2021 Equity Incentive Plan (the “2021 Plan”). Under the 2021 Plan, the Company may grant equity-based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to the Company. The vesting period, term and exercise price will be determined at the time of the grant. An aggregate of up to 51,482 of the Company’s common stock are reserved for issuance under the 2021 Plan.

On December 6, 2021, the Board of Directors approved the issuance of options to purchase an aggregate of 41,755 Ordinary Shares to certain employees of the Company. The options have an exercise price of $14.15 per share with vesting terms of one third vesting on December 6, 2022, 2023 and 2024. There are additional accelerated vesting terms upon the achievement of certain milestones. The options will expire on December 6, 2031. The aggregate fair value of $57,675 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 5 years, (ii) volatility of 101.82%, (iii) risk free rate of 1.21% (iv) dividend rate of zero, (v) stock price of $2.72, and (vi) exercise price of $14.15.

During June 2022, the Board of Directors approved the issuance of options to purchase an aggregate of 2,610 Ordinary Shares to a director of the Company. The options have an exercise price of $14.15 per share with vesting terms of one third vesting on June 1, 2023, 2024 and 2025. The options will expire on June 1, 2032. The aggregate fair value of $3,605 was calculated using the Black-Scholes pricing model with the following assumptions: (i) expected life of 5 years, (ii) volatility of 102.28%, (iii) risk free rate of 2.94% (iv) dividend rate of zero, (v) stock price of $2.72, and (vi) exercise price of $14.15.

The expense will be amortized over the respective vesting periods. The fair value of the Ordinary Shares of $2.72 used in the valuation of the share based compensation was based on a probability based model utilizing various potential scenarios.

The following table summarized the option activity for the year ended December 31, 2022 and 2021:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term (in years)	Value
Balance Outstanding, January 1, 2021	5,744	$152.78	1.05	$—
Granted	41,755	14.15	9.94	—
Forfeited	—	—	—	—
Exercised	—	—	—	—
Expired	—	—	—	—
Balance Outstanding, December 31, 2021	47,499	$30.91	8.74	—
Granted	2,610	14.15	9.42	—
Forfeited	—	—	—	—
Exercised	—	—	—	—
Expired	(5,744)	152.78	—	—
Balance Outstanding, December 31, 2022	44,365	$14.15	8.96	$—

Exercisable, December 31, 2022	13,918	$14.15	8.93	$—

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

Stock-based compensation expense for years ended December 31, 2022 and 2021 amounted to $19,908 and $1,414, respectively and was recorded as part of general and administrative expenses. The fair value of stock options that vested during the years ended December 31, 2022 and 2021 was $19,225 and $0, respectively. The weighted average grant date fair value for options granted during the years ended December 31, 2022 and 2021 was $1.38, using the Black Scholes valuation method.

As of December 31, 2022, there was $39,958 of unrecognized compensation cost related to non-vested share-based compensation, which will be amortized over a weighted average period of 1.96 years.

Warrants

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, January 1, 2021	142,427	$64.48	2.70	$15,486
Granted	5,098	67.10	4.00	—
Forfeited	(5,098)	—	—	—
Exercised	(3,512)	—	—	—
Expired	—	—	—	—
Balance Outstanding, December 31, 2021	138,915	$64.35	2.73	$15,486
Granted	—	—	—	—
Forfeited	—	—	—	—
Exercised	—	—	—	—
Balance Outstanding, December 31, 2022	138,915	$64.35	1.73	$13,263

Exercisable, December 31, 2022	138,915	$64.35	1.73	$13,263

The aggregate intrinsic value was calculated using the NIS 0.01 exercise price and the fair value of the underlying shares of $2.72. The aggregate intrinsic value relates to the ordinary warrants as the warrants to purchase Series A-4 Preferred Shares have no intrinsic value.

Note 10 – Research and development expenses:

	For the Year Ended December 31,
	2022	2021
Development	615,047	143,275
Consulting	60,048	136,825
Professional services	48,132	63,647
Other	—	7,183
Total	723,227	350,930

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

Note 11 – General and administrative expenses:

	For the Year Ended December 31,
	2022	2021
Salaries and related	692,795	166,309
Rent and utilities	22,872	26,621
Legal	76,380	39,361
Depreciation	670	528
Consulting	78,525	144,550
Professional fees	52,536	13,313
Office expense	2,472	4,050
IT expense	1,067	5,257
Share-based compensation	19,908	1,414
Entertainment	481	381
Other	14,308	117
Total	962,014	401,901

Note 12 – Finance income/(expenses), net:

	For the Year Ended December 31,
	2022	2021
Exchange differences	3,410	(69,286)
Bank fees	(1,668)	(3,392)
Total	1,742	(72,678)

Note 13 – Income Taxes:

The Company files income tax returns in the State of Israel. The tax rate relevant to the Company is 23%.

	December 31,
	2022	2021
Deferred tax assets:
Net loss carryforwards	2,026,144	1,922,830

Deferred asset before valuation allowance	2,026,144	1,922,830
Valuation allowance	(2,026,144)	(1,922,830)
Net deferred tax asset	—	—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

DROR ORTHO-DESIGN LTD

NOTES TO FINANCIAL STATEMENTS

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of both December 31, 2022 and 2021 the Company had no unrecognized tax benefits. There were no changes in the Company’s unrecognized tax benefits during the years ended December 31, 2022 and 2021. The Company did not recognize any interest or penalties during the years ended December 31, 2022 and 2021 related to unrecognized tax benefits.

The Company’s tax reports through 2016 are considered final assessments in accordance with the provisions of section 145 of the Income Tax Ordinance. Tax loss carryforwards amount to approximately USD 8.9 million, (NIS 31 million) as of December 31, 2022, and do not expire.

During 2021, the Company submitted a request to the Israeli Income Tax Authority, for the approval of a plan for the issuance of employee stock options via a trustee as defined in section 102 of the Income Tax Ordinance. The Company chose a capital taxation route that would apply to the Company’s employees and undertook to deduct the full tax applicable to employees before shares are issued to an employee.

Note 14 - Subsequent Events:

On March 26, 2023, the Company signed a term sheet with Novint Technologies Inc., a company traded on the OTCQB, (hereinafter - “Novint”). According to the term sheet, Novint will purchase 100% of the Company’s equity, in exchange for the transfer of approximately 57% of Novint’s common shares, based on the amount of issued and outstanding shares, to the Company’s shareholders. Prior to the transaction, all preferred shares will convert to ordinary shares. All existing option holders in the Company will receive Novint options as part of the transaction. In addition, some of the A-5 preferred shareholders and other investors will invest an amount of USD 5-6 million in Novint in exchange for approximately 30% of Novint shares, and warrants in the same amount as the shares to be issued. The warrants are exercisable within 5 years from the date of the merger plus an exercise of $0.033, in certain cases Novint will be able to buy back the options at a price of $0.0001 per. After the transaction, the Company will become a wholly owned subsidiary of Novint. The merger is conditional upon the signing of a contract and the completion of due diligence by Novint. If consummated, the transaction will be treated as a reverse merger.